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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF THE ST. JOE COMPANY


COMPANY NAME
1133 D.C., L.L.C.
1750 K, L.L.C.
280 Interstate North, L.L.C.
355 Alhambra Plaza, Ltd. (joint venture)
5660 NND, L.L.C.
ABB/Dickinson Partnership, Ltd.
Advantis Construction Company
Advantis Real Estate Services Company
Airport Commerce Center Owners Association, Inc.
Apalachicola Northern Railroad Company
Arvida Capital Contracting, Inc.
Arvida Central Florida Contracting, Inc.
Arvida Community Sales, Inc.
Arvida Housing L.P., Inc.
Arvida Mid-Atlantic Contracting, Inc.
Arvida Mid-Atlantic Homes, Inc.
Arvida Northeast Florida Contracting, Inc.
Arvida Resorts & Clubs, L.L.C.
Arvida West Florida Contracting, Inc.
Beach Commerce Park Owners Association, Inc.
Beacon Square at Boca Property Owners' Association, Inc.
Beacon Square, L.L.C.
Beckrich Call Center I, L.L.C.
Beckrich Office Building II, L.L.C.
Beckrich Office Park Property Owners Association, Inc.
CCK Real Estate, Inc.
Deerfield Commons I, LLC (joint venture)
Deerfield Park, LLC (joint venture)
Florida's Great Northwest, Inc.
Golfway Center Owners Association, Inc.
Goodman-Segar-Hogan-Hoffler,
Knox 75 Development Venture, L.P.
McNeill Burbank Homes, LLC
Millenia Park One, L.L.C.
MKSJ Knox 75 Development Venture, L.P.
MKSJ Westchase Development, LP
Monteith Holdings, LLC
Northwest Florida Improvement Foundation, Inc.
Paseos Mortgage, LLC
Paseos Title, LLC
Paseos, LLC
Pier Park Owners Association, Inc.
Pine Log Owners Association, Inc.

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COMPANY NAME
Port St. Joe Commerce Center Association, Inc.
Residential Community Mortgage Company
Residential Community Title Company
Rivercrest Mortgage, LLC
Rivercrest Title, LLC
Rivercrest, LLC
Riverside Corporate Center, L.L.C.
Saussy Burbank, Inc.
SGW, Inc.
SJA Licenses Etc. Company
SJP Technology Company
Southeast Bonded Homebuilder Warranty Association, L.L.C.
Southeast Insurance Company
Southhall Center, L.L.C.
Southwood Mortgage, Inc.
Southwood Office I, L.L.C.
Southwood Real Estate, Inc.
Southwood Village Shopping Center Owners Association, Inc.
St. Joe Capital I, Inc.
St. Joe Commercial Development, Inc.
St. Joe Commercial, Inc.
St. Joe Deerwood Park, L.L.C.
St. Joe Development, Inc.
St. Joe Finance Company
St. Joe Hospitality Development, Inc.
St. Joe Land Company
St. Joe Residential Acquisitions, Inc.
St. Joe Terminal Company
St. Joe Timberland Company of Delaware, L.L.C.
St. Joe Utilities Company
St. Joe/Alhambra Development Company
St. Joe/Alhambra Management Company
St. Joe/Arvida Company, Inc.
St. Joe/Arvida Company, L.P.
St. Joe/Central Florida Development, Inc.
St. Joe/Central Florida Management, Inc.
St. Joe/CNL Legacy Point I, Ltd.
St. Joe/CNL Plaza, Inc.
St. Joe/CNL Realty Group, Ltd.
St. Joe-Arvida Home Building, L.P.
St. Joe-Southwood Properties, Inc.
Sunshine State Cypress, Inc.
Talisman Sugar Corporation
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COMPANY NAME
The Port St. Joe Marina, Inc.
The St. Joe Company
TNT Deerwood, L.L.C.
TOL Golf Way Center, L.L.C.
Victoria Park Mortgage, Inc.
Victoria Park Real Estate, Inc.
Wakulla Silver Springs Company
WaterColor Realty, Inc.
Westchase Development Venture, L.P. (JV)
Westside Corporate Center, L.L.C.